UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 13, 2012

NCO Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

333-173514; 333-165975;
Delaware	333-150885; 333-158745	02-0786880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

507 Prudential Road, Horsham, Pennsylvania	19044
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 441-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 — Regulation FD Disclosure

NCO Group, Inc. (referred to as “us”, “our” or the “Company”) is disclosing under Item 7.01 of this Current Report on Form 8-K the information attached to this report as Exhibit 99.1, which information is incorporated herein by reference. This information, which has not been previously reported, is excerpted from the materials to be given to prospective lenders in connection with a proposed New Debt Financing (as defined below).

The prospective lenders will be provided with certain combined financial data of the Company and APAC Customer Services, Inc. (referred to as “APAC”) for the fourth quarter ended December 31, 2011, as adjusted to illustrate the estimated pro forma effects of the Combination (as defined below). Included within such pro forma information will be estimated preliminary financial data with respect to the Company’s results of operations for the three months ended December 31, 2011. Accordingly, the Company is making available in Exhibit 99.1, the Company’s estimated preliminary financial data with respect to the Company’s results of operations for the three months ended December 31, 2011. This financial data is preliminary and subject to change based upon year end audit adjustments.

As provided in General Instruction B.2 of Form 8-K, the information included under this Item, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 — Other Events

As previously disclosed, APAC, a leading international provider of outsourced services and solutions, was acquired by One Equity Partners (referred to as “OEP”), the majority stockholder of the Company, on October 14, 2011.  OEP had informed us that OEP intended to seek to combine APAC with the Company to build market leadership in business process outsourcing and customer care solutions (referred to as the “Combination”).  The Company and OEP are currently negotiating the terms of the potential Combination, and the Combination would be subject to board approval and obtaining New Debt Financing. As part of the Combination, the Company anticipates changing its name to Expert Global Solutions, Inc.

The Company is currently in negotiations to obtain new debt financing , consisting of a new senior secured $795 million first lien credit facility (consisting of a $675 million term loan and a $120 million revolving credit facility) and a new $200 million secured second lien credit facility, consisting of a new term loan (the “New Debt Financing”). The New Debt Financing, the terms of which have not been finalized, is subject to, among other things, the completion of the Combination described above and board approval.  The proceeds from the New Debt Financing will be used by the Company to refinance substantially all of the Company’s outstanding indebtedness, including the Company’s outstanding floating rate senior notes due 2013 and 11.875% senior subordinated notes due 2014.

There can be no assurance that the Company will be able to successfully consummate the New Debt Financing, or the Combination on a timely basis or on terms satisfactory to the Company or at all.

In addition any such refinancing and Combination involves a number of risks, including diverting management’s attention from our daily operations, the use of additional management, operational and financial resources, system conversions, and the inability to maintain key pre-Combination relationships with customers, suppliers and employees. If the Combination occurs, we might not be able to successfully integrate the Combination into our business or operate the combined businesses profitably, and we may be subject to unanticipated problems and liabilities of APAC.

Certain statements in this current report, including, without limitation, statements as to a potential combination with

APAC, statements as to the New Debt Financing, including the new debt structure and the use of the proceeds thereof to refinance substantially all of the outstanding indebtedness of the Company, and all other statements in this current report, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2010, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements. The Company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

Item 9.01 — Financial Statements and Exhibits

(d)           Exhibits

No.	Description

99.1	NCO Group, Inc.’s estimated preliminary financial data with respect to results of operations for the three months ended December 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCO GROUP, INC.

Date: March 13, 2012	By:	/s/ Joshua Gindin
	Name:	Joshua Gindin
	Title:	Executive Vice President and General Counsel